Exhibit 99.3

NUVASIVE, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Description of Ellipse Acquisition

On January 4, 2016, NuVasive, Inc. (“NuVasive” or the “Company”) entered into a definitive agreement to acquire Ellipse Technologies, Inc. (“Ellipse” or “Ellipse Technologies”) for an upfront payment of $380.0 million at the closing and a potential milestone payment of $30.0 million payable in 2017 related to the achievement of specific revenue targets. The closing of the acquisition occurred on February 11, 2016, and Ellipse Technologies is now a wholly-owned subsidiary of NuVasive. The Company funded the merger consideration with existing cash and investments on hand. As part of the acquisition, the Company incurred normal and customary transaction fees associated with the closing which will be recorded on the date of the acquisition.

The preliminary unaudited pro forma combined financial information and notes thereto set forth below give effect to the acquisition of Ellipse (the “Ellipse Acquisition”) as if they had occurred as of the beginning of each period presented, with respect to the combined balance sheet, and as of January 1, 2014 for the combined statement of operations. Certain financial information of Ellipse as presented in its financial statements has been reclassified to conform to the historical presentation of NuVasive’s consolidated financial statements for purposes of preparation of the unaudited pro forma combined financial information. The unaudited pro forma combined financial information shows the impact of the Ellipse Acquisition on the combined balance sheet and the combined statement of operations under the acquisition method of accounting with NuVasive treated as the acquirer. Under this method of accounting, identifiable tangible and intangible assets acquired and liabilities assumed are recorded by NuVasive at their estimated fair values as of the date the Ellipse Acquisition is completed. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed is recognized as goodwill. The purchase price allocation adjustments are estimates and may be further refined as additional information becomes available following completion of the Ellipse Acquisition.

The unaudited pro forma combined financial information has been prepared by management in accordance with the regulations of the SEC and is not necessarily indicative of the consolidated financial position or results of operations that would have been realized had the Ellipse Acquisition occurred as of the dates indicated above, nor is it meant to be indicative of any anticipated consolidated financial position or future results of operations that the combined company will experience after the Ellipse Acquisition. As required, the unaudited pro forma combined financial information includes adjustments which give effect to events that are directly attributable to the Ellipse Acquisition and are factually supportable; as such, any planned adjustments affecting the combined balance sheet and combined statement of operations subsequent to the Ellipse Acquisition completion date are not included. The unaudited pro forma combined financial information also includes certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired intangible assets. The purchase accounting adjustments are preliminary in nature and will be finalized as part of the Company’s future SEC filings. The accompanying unaudited pro forma combined statement of operations also does not include any expected cost savings or restructuring actions which may be achievable subsequent to the Ellipse Acquisition or the impact of any non-recurring activity and one-time transaction related costs.

The unaudited pro forma combined financial information is derived from and should be read in conjunction with (i) the audited consolidated financial statements (and notes thereto) of NuVasive for the year ended December 31, 2014 (which are available in NuVasive’s Annual report on Form 10-K for the year ended December 31, 2014, and the unaudited consolidated financial statements (and notes thereto) of NuVasive for the nine months ended September 30, 2015 (which are available in NuVasive’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2015) and (ii) the audited financial statements of Ellipse for the year ended December 31, 2014 (which is available as Exhibit 99.1 to this Current Report on Form 8-K), and the unaudited financial statements of Ellipse for the nine months ended September 30, 2015 (which is available as Exhibit 99.2 to this Current Report on Form 8-K).

NuVasive, Inc.

Unaudited Pro Forma Combined Balance Sheet

September 30, 2015

(In thousands except per share amounts)

	NuVasive As Reported	Ellipse Technologies As Reported	Reclassification Adjustments		Acquisition Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$141,328	$11,418			(380,000)	(b)	$78,576
					196,037	(b)
					113,793	(b)
					(4,000)	(b)
Short-term marketable securities	196,037				(196,037)	(b)	—
Accounts receivable, net	115,579	7,597					123,176
Inventory, net	164,867	7,086			2,649	(d)	174,602
Deferred and prepaid taxes	73,420						73,420
Prepaid expenses and other current assets	7,279	705					7,984

Total current assets	698,510	26,806			(267,558)		457,758
Property and equipment, net	140,474	3,244	2,059	(a)			146,431
			654	(a)
Long-term marketable securities	113,793				(113,793)	(b)	—
Intangible assets, net	86,190				148,384	(e)	234,574
Goodwill	154,324				265,919	(e)	420,243
Deferred tax assets, non-current	49,614						49,614
Restricted cash and investments	5,615	1,700					7,315
Other assets	23,444	5,374	(2,059)	(a)	(1,847)	(f)	23,612
			(654)	(a)	(646)	(f)

Total assets	$1,271,964	$37,124	$—		$30,459		$1,339,547

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$63,545	$2,305	$5,688	(a)	$(349)	(g)	$71,476
			258	(a)
			29	(a)
Accrued payroll and related expenses	32,767	2,352					35,119
Accrued expenses		5,688	(5,688)	(a)			—
Deferred revenue, current portion		258	(258)	(a)			—
Long-term debt and capital lease current portion		29	(29)	(a)			—
Litigation liabilities	937						937
Deferred and income tax liabilities	2,066				(1,545)	(c)	521

Total current liabilities	99,315	10,632	—		(1,894)		108,053
Long-term debt and obligations	372,485						372,485
Long-term debt and capital lease net of current portion		12,678	(71)	(a)	(12,607)	(h)	—
Deferred and income tax liabilities, non-current	8,177				55,041	(c)	63,218
Non-current litigation liabilities	87,553						87,553
Other long-term liabilities	12,742	2,214	71	(a)	(1,916)	(g)	32,011
					18,900	(i)
Convertible note derivative		1,883			(1,883)	(h)	—
Redeemable convertible preferred stock warrant		5,648			(5,648)	(j)	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock
Redeemable convertible preferred stock		45,861			(45,861)	(j)	—
Common stock	52	9			(9)	(k)	52
Additional paid-in capital	973,481						973,481
Accumulated other comprehensive loss	(11,323)						(11,323)
Accumulated deficit	(132,150)	(41,801)			41,801	(k)	(147,615)
					(15,465)	(k)
Treasury stock at cost	(146,077)						(146,077)

Total stockholders’ equity (deficit)	683,983	(41,792)	—		$(19,534)		$668,518
Non-controlling interests	7,709						7,709

Total equity	$691,692	$(41,792)	$—		$(19,534)		$676,227

Total liabilities and equity	$1,271,964	$37,124	$—		$30,459		$1,339,547

See accompanying notes to unaudited pro forma combined financial information.

NuVasive, Inc.

Unaudited Pro Forma Combined Statement of Operations

Nine Months Ended September 30, 2015

(In thousands except per share amounts)

	NuVasive As Reported	Ellipse Technologies As Reported	Reclassification Adjustments		Acquisition Adjustments		Pro Forma Combined

Revenue	$595,831	$32,649					$628,480
Cost of goods sold (excluding below amortization of intangible assets)	143,246	6,453	(423)	(a)			149,279
			3	(a)

Gross profit	452,585	26,196	(420)				479,201
Operating expenses:
Sales, marketing and administrative	342,797	14,162	4,677	(a)			362,041
			(15)	(a)
			(3)	(a)
			423	(a)
General and administrative		4,677	(4,677)	(a)			—
Research and development	27,245	7,235	15	(a)			34,495
Amortization of intangible assets	9,037				19,164	(e)	28,201
Litigation liability (gain) loss	(42,507)						(42,507)
Business transition costs	6,474				4,000	(b)	10,474

Total operating expenses	343,046	26,074	(420)		23,164		392,704
Interest and other expense, net:
Interest income	1,125		8	(a)			1,133
Interest expense	(21,675)	(628)	(8)	(a)	628	(l)	(21,683)
Fair value of redeemable convertible preferred stock and convertible note derivative		(6,224)			6,224	(m)	—
Accretion of redeemable convertible preferred stock to redemption value		(2,353)			2,353	(m)	—
Other income (expense), net	530	(358)					172

Total interest and other expense, net	(20,020)	(9,563)	—		9,205		(20,378)

Income (loss) before income taxes	89,519	(9,441)			(13,959)		66,119
Income tax (expense) benefit	(35,332)	(93)			8,605	(c)	(26,820)

Net income (loss)	$54,187	$(9,534)			$(5,354)		$39,299

Add back net loss attributable to non-controlling interests	$(601)						$(601)

Net income (loss)	$54,788	$(9,534)			$(5,354)		$39,900

Net income (loss) per share attributable to NuVasive, Inc.:
Basic	$1.13						$0.82

Diluted	$1.05						$0.76

Weighted average shares outstanding:
Basic	48,513						48,513

Diluted	52,202						52,202

See accompanying notes to unaudited pro forma combined financial information.

NuVasive, Inc.

Unaudited Pro Forma Combined Statement of Operations

Year Ended December 31, 2014

(In thousands except per share amounts)

	NuVasive As Reported	Ellipse Technologies As Reported	Reclassification Adjustments		Acquisition Adjustments		Pro Forma Combined

Revenue	$762,415	$25,683					$788,098
Cost of goods sold (excluding below amortization of intangible assets)	182,358	6,126	(437)	(a)			188,048
			1	(a)

Gross profit	580,057	19,557	(436)				600,050
Operating expenses:
Sales, marketing and administrative	469,648	11,841	3,145	(a)			485,067
			(1)	(a)
			(3)	(a)
			437	(a)
General and administrative		3,145	(3,145)	(a)			—
Research and development	37,986	4,861	3	(a)			42,850
Amortization of intangible assets	13,571				25,552	(e)	39,123
Impairment of intangible assets	10,708						10,708
Litigation liability	30,000						30,000

Total operating expenses	561,913	19,847	—		25,552		607,748
Interest and other expense, net:
Interest income	968		14	(a)			982
Interest expense	(27,911)	(283)	(14)	(a)	283	(l)	(27,925)
Fair value of redeemable convertible preferred stock and convertible note derivative		(2,402)			2,402	(n)	—
Accretion of redeemable convertible preferred stock to redemption value		(2,825)			2,825	(n)	—
Other income (expense), net	(2,411)	(164)					(2,575)

Total interest and other expense, net	(29,354)	(5,674)	—		5,510		(29,518)

(Loss) income before income taxes	(11,210)	(5,964)			(20,042)		(37,216)
Income tax (expense) benefit	(6,286)	(50)			9,933	(c)	3,597

Net (loss) income	$(17,496)	$(6,014)			$(10,109)		$(33,620)

Net loss attributable to non-controlling interests	$(776)						$(776)

Net (loss) income	$(16,720)	$(6,014)			$(10,109)		$(32,843)

Net (loss) income per share attributable to NuVasive, Inc.:
Basic	$(0.36)						$(0.70)

Diluted	$(0.36)						$(0.70)

Weighted average shares outstanding:
Basic	46,715						46,715

Diluted	46,715						46,715

See accompanying notes to unaudited pro forma combined financial information.

Note – 1 Basis of Pro Forma Presentation

The unaudited pro forma combined financial information shows the impact of the Ellipse Acquisition on the combined balance sheet and the combined statements of operations under the acquisition method of accounting with NuVasive treated as the acquirer. The acquisition method of accounting, provided by ASC 805 Business Combinations, uses the fair value concepts defined in ASC 820 Fair Value Measurement. Under this method of accounting, the assets and liabilities of Ellipse are recorded by NuVasive at the date of the Ellipse Acquisition estimated fair values, where fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The fair values of Ellipse’s identifiable tangible and intangible assets acquired and liabilities assumed are based on fair value estimates as if the businesses had actually been combined as of January 1, 2014. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Fair value measurements may require extensive use of significant estimates and management’s judgment, and it is possible the application of reasonable judgment could produce varying results based on a range of alternative estimates using the same facts and circumstances. Since the Ellipse Acquisition has just been consummated, access to information to make such estimates is limited. As such, certain assumptions used were preliminary and are subject to change as more information becomes available; however, management believes the fair values recognized for the assets to be acquired and liabilities to be assumed are reasonable estimates. Certain reclassification adjustments are presented in the unaudited pro forma combined financial statements to conform their presentation to that of NuVasive. Subsequent to the Ellipse Acquisition completion date, there may be further refinements of the business combination adjustments as additional information becomes available. Increase or decrease in fair value of certain balance sheet amounts and other items of Ellipse as compared to the information presented here may change the amount of the business combination adjustments to goodwill and other assets and liabilities and may impact the income statement due to adjustments in yield and/ or amortization of adjusted assets and liabilities. Additionally, there are certain tax positions that will be realized upon the combination of the companies which are not reflected in the current unaudited pro forma combined financial information.

Note – 2 Conforming Accounting Policies

The Company has made adjustments to the unaudited pro forma combined financial information which is our best estimate of conforming accounting policies. Following the Ellipse Acquisition, NuVasive will conduct a review of Ellipse’s accounting policies in an effort to determine if differences in accounting policies require reclassification of Ellipse’s results of operations or reclassification of assets or liabilities to conform to NuVasive’s accounting policies and classifications. As a result of that review, NuVasive may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on these unaudited pro forma combined financial statements. During the preparation of these unaudited pro forma combined financial statements, NuVasive was not aware of any material differences between accounting policies of the two companies and accordingly, these unaudited pro forma combined financial statements do not assume any material differences in accounting policies between the two companies.

Note – 3 Purchase Price

The following is a preliminary estimate of the purchase price for Ellipse:

Description

Calculation of Consideration Transferred	Note 4
Cash consideration to be in paid to Ellipse Stockholders	(b)	$380,000
Fair value of contingent consideration	(i)	18,900

Total Consideration Transferred		$398,900

Purchase Price Allocation
Current Assets		$18,037
Property, plant and equipment		5,957
Other Assets		1,868
Identifiable definite lived intangible assets
Product technology	(e)	133,200
Customer relationships	(e)	36,600
Trade names	(e)	16,200
Distributor relationships	(e)	7,100
Goodwill	(e)	265,919
Liabilities assumed	(o) (c)	85,981

		$398,900

Note – 4 Unaudited Pro Forma Adjustments

This note should be read in conjunction with “Description of Ellipse Acquisition”, “Note 1 - Basis of Pro Forma Presentation”, “Note 2 - Conforming Accounting Policies”, and “Note 3 – Purchase Price”. The following unaudited pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:

(a)	The following reclassification adjustments were presented to conform the Ellipse financial statement presentation to that of NuVasive:

September 30, 2015 Balance Sheets:
	Increase /
Description	(Decrease)
Property and equipment, net	2,713	Reclass of field assets and software
Other assets	(2,713)	Reclass of field assets and software
Accounts payable and accrued liabilities	5,975	Reclass of accrued expenses, and current portions of deferred revenue and capital lease obligations
Accrued expenses	(5,688)	Reclass of accrued expenses
Deferred revenue, current portion	(258)	Reclass of current portion of deferred revenue
Long-term debt and capital lease current portion	(29)	Reclass of current portion of capital lease obligations
Long-term debt and capital lease net of current portion	(71)	Reclass of non-current portion of capital lease obligations
Other long-term liabilities	71	Reclass of non-current portion of capital lease obligations

Nine Months ended September 30, 2015 Statements of Operations:

	Increase /
Description	(Decrease)
Cost of goods sold	(420)	Reclass of depreciation expense and stock-based compensation
Sales, marketing and administrative	5,082	Reclass of general and administrative, depreciation, and stock- based compensation expenses
General and administrative	(4,677)	Reclass of general and administrative expenses
Research and development	15	Reclass of stock-based compensation
Interest income	8	Reclass of interest income
Interest expense	(8)	Reclass of interest income

Year ended December 31, 2014 Statements of Operations:
	Increase /
Description	(Decrease)
Cost of goods sold	(436)	Reclass of depreciation expense and stock-based compensation
Sales, marketing and administrative	3,578	Reclass of general and administrative, depreciation, and stock- based compensation expenses
General and administrative	(3,145)	Reclass of general and administrative expenses
Research and development	3	Reclass of stock-based compensation
Interest income	14	Reclass of interest income
Interest expense	(14)	Reclass of interest income

(b)

Reflects the funding of the consideration, sourced through cash and investments on hand, in connection with the acquisition of Ellipse. In the first quarter 2016, the Company paid the initial payment of $380.0 million to Ellipse stockholders using available cash and investments on hand, and paid $4.0 million in estimated remaining acquisition-related transaction costs (including advisory, legal, and valuation fees) for NuVasive. The non-recurring acquisition-related transaction costs are expensed as incurred.

(c)

Reflects the adjustment to deferred income tax assets and liabilities resulting from pro forma fair value adjustments for the assets and liabilities to be acquired and reassessment for the need of a valuation allowance, which resulted in an additional realized tax benefit. This estimate of deferred taxes was determined based on the excess book basis over the tax basis of the fair value pro forma adjustments attributable to the assets and liabilities to be acquired. The U.S. statutory tax rate was applied to each adjustment as the fair value adjustments relate to Ellipse which is only domiciled in the United States. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based upon management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(d)

To adjust Ellipse’s inventory to fair value. The cost of sales impact of the write-up of inventory to fair value has been excluded from the unaudited pro forma combined statement of operations as it is a non-recurring item. The fair value estimate for inventory is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. For purposes of the accompanying unaudited pro forma combined financial information, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determination for inventories may differ from this preliminary determination.

(e)

To record goodwill and acquired intangible assets, and amortization of definite-lived intangible assets over a weighted average life of 8 years. Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed. The fair value estimate for identifiable intangible assets is preliminary and is determined based on the assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold or are intended to be used in a manner other than their best use. For purposes of the accompanying unaudited pro forma combined financial information, it is assumed that all assets will be used in a manner that represents their highest and best use. The final fair value determination for identifiable intangibles may differ from this preliminary determination.

(f)	To remove $0.6 million of debt issuance costs and $1.8 million of deferred offering costs of Ellipse not assumed by NuVasive.

(g)	To remove deferred rent balance of Ellipse.

(h)	To remove long-term debt of $5.0 million, convertible notes, net of discount and accrued interest, of $7.6 million, and convertible note derivative of $1.9 million of Ellipse not assumed by NuVasive.

(i)	To reflect the $18.9 million fair value of the potential milestone payment of $30.0 million in 2017 related to the achievement of specific revenue targets.

(j)	To remove $45.9 million of redeemable convertible preferred stock, and $5.6 million of warrants on redeemable convertible preferred stock of Ellipse not assumed by NuVasive.

(k)

To remove historical equity accounts of Ellipse, and record the impact of acquisition adjustments recorded in the unaudited pro forma combined statement of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015.

(l)

To remove $0.6 million and $0.3 million in interest expense, including accretion of debt issuance costs and amortization of debt discount, for the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively, of Ellipse not assumed by NuVasive.

(m)

To remove $6.2 million and $2.4 million in other expense in loss on fair value of redeemable convertible preferred stock and accretion of redeemable convertible preferred stock, respectively, for the nine months ended September 30, 2015 of Ellipse not assumed by NuVasive.

(n)

To remove $2.4 million and $2.8 million in other expense in loss on fair value of redeemable convertible preferred stock and accretion of redeemable convertible preferred stock, respectively, for the year ended December 31, 2014 of Ellipse not assumed by NuVasive.

(o)	Estimated liabilities assumed were based on the current and other liabilities of Ellipse as of September 30, 2015.

At this time, NuVasive does not have sufficient information necessary to make any changes to stock-based compensation expense and weighted-average shares outstanding for purposes of calculating earnings-per-share. Therefore, no adjustments have been reflected in equity or to earnings-per-share related to this assertion in the accompanying unaudited pro forma combined financial statements.

The unaudited pro forma combined statements of income do not include the impacts of any revenue, cost or other operating synergies that may result from the acquisition. Cost savings, if achieved, could result from material sourcing and elimination of redundant costs including headcount and facilities.

The unaudited pro forma combined financial statements do not reflect certain amounts resulting from the acquisition because we consider them to be of non-recurring. Such amounts are comprised of charges for the sale of inventories revalued at the date of acquisition as well as restricting and other exit and non-recurring costs related to the integration of NuVasive and Ellipse.